UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                        SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
       14c-5(d)(2)
[ ]  Definitive Information Statement

                        IRON EAGLE GROUP, INC.
            (Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[x}  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules
       14c-5(g) and 0-11.

[ ]  Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Dated Filed:
COPY TO:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
303-850-7637

                     Iron Eagle Group, Inc.
                  61 West 62nd Street, Suite 23F
                    New York City, NY 10023
                           888-481-4445

                       INFORMATION STATEMENT

   PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
          THIS INFORMATION INSTATEMENT IS BEING PROVIDED TO YOU
                 BY THE BOARD OF DIRECTORS OF IRON EAGLE

                  We Are Not Asking You for a Proxy and
                You are Requested Not to Send Us a Proxy

This information statement is being mailed on or about July 19, 2011 to the holders of record at the close of business July 15, 2011 of the common stock, par value $0.00001 per share of Iron Eagle, (a Delaware corporation), in connection with the following:

1. An Eight (8) for One (1) reverse stock split of Iron Eagle's common shares, warrants, and options.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. The action approved cannot be taken until at least 20 days from the date of mailing this Information Statement.

Our board of directors has unanimously approved resolutions to effect the reverse split. Holders of a majority of our issued and outstanding common shares have signed the consent. Accordingly, your approval is not required and is not being sought.


Important Notice Regarding the Availability of Information Statement for Corporate Action By Written Consent to be Taken no Earlier Than on August 8, 2011

This is Not a Notice of a Meeting of Stockholders and No Stockholders' Meeting Will Be Held to Consider Any Matter Described Herein

                     Iron Eagle Group, Inc.
                  61 West 62nd Street, Suite 23F
                    New York City, NY 10023
                           888-481-4445

                       Information Statement

Pursuant to Section 14 of the Securities Exchange Act of 1934 and
Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the consent which approved resolutions to effect the reverse split. The par value of our common stock will remain $0.00001 per share and the number of common shares authorized to be issued will remain at 875,000,000.

Stockholders of record as of July 15, 2011, the date the holders of a majority of our issued and outstanding common shares sufficient to approve the reverse split signed the consent, are entitled to notice of the foregoing.

Only one Information Statement is being delivered to two or more security holders who share an address unless Iron Eagle has received contrary instruction from one or more of the security holders. We will promptly deliver, upon written or oral request a separate copy of the information statement to a security holder at a shared address. Notify the registrant at 61 West 62nd Street, Suite 23F, New York, NY 10023, 888-481-4445 if you are a security holder sharing an address and would like delivery of a single copy of annual reports to security holders, information statements, or Notices of Internet Availability of Proxy Materials in the future. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/Jason Shapiro
--------------------
Chief Executive Officer

July 18, 2011

                        Table of Contents

Questions and Answers about the Reverse Stock Split           5
Approval of a Reverse Stock Split                             6
Security Ownership of Certain Beneficial Owners              11
Directors and Executive Officers                             12
Cautionary Note Regarding Forward-Looking Statements         16
Additional Information                                       17
Incorporation by Reference                                   18

Questions and Answers about the Reverse Stock Split
---------------------------------------------------
The following questions and answers are intended to address briefly some commonly asked questions regarding the reverse stock split. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement and the documents referred to or incorporated by reference in this information statement.

Q.
What is the proposed transaction?
A.
The proposed transaction is an 8 for 1 reverse stock spit.

Q.
When is the reverse stock split expected to be completed?
A.
Under applicable securities regulations, the reverse stock split cannot be completed until 20 days after we mail this information statement to our stockholders. We expect the reverse stock split to occur on or about August 8, 2011, or as promptly as practicable thereafter.

Q.
Why did I receive this information statement?
A.
Applicable laws and regulations require us to provide you with notice of the written consent delivered by certain shareholders, as well as other information, regarding the reverse stock split, even though your vote or consent is neither required not requested to effectuate the reverse stock split.

Q.
Why am I not being asked to vote on the reverse stock split?
A.
The reverse stock split requires the approval by the holders of a majority of the outstanding common shares voting (or consenting in writing in lieu of voting), as a single class. The requisite stockholder approval was obtained on June 14, 2011, when a written consent approving the reverse stock split was delivered to Iron Eagle by certain shareholders, who owned more than 51% of our outstanding common shares on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.
What is the recommendation of the board of directors regarding the reverse stock split?
A.
Our board of directors voted to approve and recommend the reverse stock split on June 14, 2011 and determined that reverse stock split was advisable to and in the best interests of the Iron Eagle stockholders.

Q.
Am I entitled to appraisal rights?
A.
No. Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

Q.
Where can I find more information about Iron Eagle?
A.
We file periodic reports and other information with the SEC. Such reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a Website on the Internet at www.sec.gov that contains reports, proxy statements and other information about China Stationery that we file electronically with the SEC.

Q.
Who can help answer my questions?
A.
If you have questions about the reverse stock split after reading this information statement, please contact Iron Eagle in writing at our principal executive offices at 61 West 62nd Street, Suite 23F New York City, NY 10023. Attention: Chief Financial Officer, or by telephone at
(888) 481-4445.


                  APPROVAL OF A REVERSE STOCK SPLIT

Iron Eagle shall effectuate a 8 for 1 reverse stock split of its common shares. As a result, after the reverse stock split, Iron Eagle shall have a total of approximately 1,469,435 common shares issued and outstanding.

Our board of directors has approved the reverse stock split. Stockholders holding a majority of the outstanding common shares have approved the reverse split by written consent. The par value of our common stock will remain $0.00001 per share and the number of common shares authorized to be issued will remain at 875,000,000.
Our board of directors believes that the reverse split is in our best interests, principally because it may increase the bid price of our common shares. The last sale price of our common shares on the Over The Counter Bulletin Board is $0.65.

Our board also believes that we need to seek additional financing to fund our business plan and that the reverse split is a necessary prerequisite to conducting financings.

Our board of directors also believes that the current price of our common stock impairs an efficient market in our common stock. This is due to several factors that impact lower priced stocks, including

   - a reluctance among certain institutions to invest in low priced securities,
   - internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers,
   - the ineligibility of our common stock for margin loans due to its low share price,
   - a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and
   - high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our board of directors believe that even if we are unable to conduct successful financings, the reverse split will have the effect of increasing the market price per common share and, while the board of directors believe that the reverse split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our common stock. In addition, an increase in the per share price of our common shares may also generate greater investor interest in our common shares, thereby possibly enhancing the marketability of our common shares to the financial community.

The immediate effect of the reverse split, if effected, would be to reduce the number of issued and outstanding common shares from 11,755,485 common shares to approximately 1,469,435 common shares. The par value of our common stock will remain $0.00001 per share and the number of common shares authorized to be issued will remain at 875,000,000. The reverse split will not reduce or affect our authorized preferred shares.


The current number of registered holders of record of our common stock is approximately 167. There are also beneficial shareholders who hold their shares through an intermediary. This includes shareholders holding their common stock in street name. Following the reverse split, the number of our stockholders of record will remain approximately 167, as any of our stockholders with less than one hundred shares will remain with the same number of shares afterwards, and any shareholder that has between 100 to 799 shares immediately prior the reverse split will have one hundred shares post-split. All fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

Although the reverse split may increase the per share market price of our common stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the reverse split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the reverse split. There can be no assurance that the reverse split will lead to a sustained increase in the per share market price of our common shares or that the factors discussed above that we believe impair an efficient market in our common shares will be alleviated. Stockholders should also be aware that the reverse split may result in a decrease in the trading volume of the common shares due to the decrease in the number of outstanding shares. The per share market price of our common shares may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No Fractional Shares
--------------------
No fractional shares will be issued. Stockholders who would otherwise be entitled to a fractional share as a result of the reverse split will receive one whole share of our common stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

Authorized Shares
-----------------
The reverse split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the reverse split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of common shares issued and outstanding based on the reverse split ratio selected by the Board of Directors. As of March 31, 2011, we had 875,000,000 authorized common shares and 11,755,485 common shares issued and outstanding. We will continue to have 20,000,000 authorized shares of preferred stock, none of which are issued at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Procedure for Effecting the Reverse Split
-----------------------------------------
Prior to implementation of the reverse split, we shall the proper notification with FINRA. The reverse split will be implemented when that notification is completed.

The reverse split has received the unanimous approval of our board of directors and has also been approved by stockholders holding a majority of our outstanding common shares.

The reverse split will take place on the effective date without any action on the part of the holders of our common stock and without regard to current certificates representing common shares being physically surrendered for certificates representing the number of common shares each stockholder is entitled to receive as a result of the reverse split. New certificates for common shares will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Stockholders
------------------------------------------------
Upon a reverse split, we intend to treat stockholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the reverse split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse split. If you hold your common shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Potential Anti-Takeover Effect
------------------------------
The reverse split could adversely affect the ability of third parties to takeover or change the control of the our company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse split is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our board and stockholders.

No Appraisal Rights
-------------------
Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

Accounting Matters
------------------
The reverse split will not affect the par value of our common stock. As a result, as of the effective time of the reverse split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------
The following is a summary of certain material United States federal income tax consequences of the reverse split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse split shares were, and the post-reverse split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse split shares for post-reverse split shares pursuant to the reverse split. The aggregate tax basis of the post-reverse split shares received in the reverse split will be the same as the stockholder's aggregate tax basis in the pre-reverse split shares exchanged therefor. The stockholder's holding period for the post-reverse split shares will include the period during which the stockholder held the pre-reverse split shares surrendered in the reverse split.

Our view regarding the tax consequences of the reverse split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulates holdings of shares of Iron Eagle by each person or entity who, subject to the above, as of July 18, 2011, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the registrant individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name. Additionally, the following tabulates holdings of the shares of Iron Eagle upon completion of the reverse split.

                                                                      Percentage of
                                       Number         Number of    Outstanding Shares
                                 of Shares Prior     Shares After         After
Name and Address                 to Reverse Split   Reverse Split     Reverse Split
----------------                 ---------------   ---------------    -------------
Jason M. Shapiro
61 West 62nd Street
Suite 23F
New York, NY 10023                   2,478,741           309,843             21.1%

Jed M. Sabio
61 West 62nd Street,
Suite 23F
New York, NY 10023                     250,000            31,250              2.1%

Joseph E. Antonini
61 West 62nd Street,
Suite 23F
New York, NY 10023                      75,665             9,458              0.6%

Gary J. Giulietti
61 West 62nd Street,
Suite 23F
New York, NY 10023                      89,396            11,175              0.8%

All Directors & Officers(1)(2)
as a group (3 persons)               2,893,802	     321,534	          25.2%

Other 5% Shareholders
Jake A. Shapiro
61 West 62nd Street,
Suite 23F
New York, NY 10023                   2,012,268	     251,534             17.5%

Stephen Gropp
1803 North Stafford Street
Arlington, VA 22207                  2,478,741	     309,843             21.5%


Gary E. Smolen
104 Pleasant Street
Meredith, NH 03253                   1,057,164           132,146              9.2%

Nevada Irrevocable Trust
3540 W. Sahara Ave.
Suite 153
Las Vegas, NV 89102                  857,164             107,146              7.5%

                 DIRECTORS AND EXECUTIVE OFFICERS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor. All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of Iron Eagle, supervising the development business plan, review of the officers' performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of Iron Eagle. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected. Presently, directors receive no compensation or fees for their services rendered in such capacity.

The Executive Officers and Directors of the registrant are:

Name                            Position             Term(s) of Office
----                            --------             -----------------
Jason M. Shapiro          Chief Executive Officer       November 2010
                          Chief Financial Officer        to present
                          Director                      December 2009
                                                         to present

Jed M. Sabio              Executive Vice President      November 2010
                           of Business Development       to present

Joseph E. Antonini        Chairman of the Board         July 2011
                           of Directors                  to present
                          Director                      July 2010
                                                         to present

Gary J. Giulietti         Director                      May 2010
                                                         to present

Resumes
-------

Jason M. Shapiro
----------------

Jason M. Shapiro is currently our chief executive officer and a director of Iron Eagle. He was hired as Iron Eagle's chief financial officer in December 29, 2009 to May 4, 2010. Upon the hiring of Eric Hoffman as chief financial officer, Mr. Shapiro's title and responsibilities changed to executive vice president of corporate strategy. On November 29, 2010, the board of directors appointed Jason
M. Shapiro, secretary and director, as chief executive officer and chief financial officer. As of that date, Mr. Shapiro no longer served as executive vice president of corporate strategy.

Mr. Shapiro was the chief executive officer and sole director of Iron Eagle Nevada from its inception on November 9, 2009 to August 18, 2010 when it was acquired by Iron Eagle. From 2007-2009, Mr. Shapiro was the vice president of Macquarie Capital Funds, a private equity group where he was responsible for asset management and investments. In the summer and fall of 2006, Mr. Shapiro was a legal intern for Honorable Rosemary Gambardella, a former Chief Judge on the United States Bankruptcy Court for the District of New Jersey. From 1999-2004, Mr. Shapiro was an associate director of UBS Investment Bank, a global healthcare investment banking firm. Mr. Shapiro is also currently vice president of due diligence and owner of Lincoln Center Capital, a media private equity firm. Mr. Shapiro earned his MBA degree from the University of Pennsylvania Wharton School in 2009. Mr. Shapiro earned a JD degree from the Seton Hall University School of Law in 2007. Mr. Shapiro earned a MS degree in accountancy from Zicklin School of Business' Baruch College in 2006, where he graduated as valedictorian. Mr. Shapiro earned a BS degree in computer science from Rutgers College in 1998 where he graduated in three years and was the class valedictorian. Mr. Shapiro is a certified public accountant and chartered financial analyst.

Jed M. Sabio
------------

Jed M. Sabio has served as our executive vice president, business
development since November 2010.   Mr. Sabio is a financial
professional with over 24 years of progressively responsible analytic and managerial positions. For the past 21 years, Mr. Sabio has worked for National Grid and its predecessor companies (KeySpan Energy Corporation and The Brooklyn Union Gas Company), the last two years as a full-time consultant. His most recent positions at National Grid included Director of Mergers and Acquisitions and Director of Finance. In his capacity as director of merger and acquisitions, he led project valuation, coordination of extensive due diligence on all proposed investments, mergers, acquisitions, divestitures, joint ventures, start-up ventures and other related investments of the corporation and its subsidiaries. Mr. Sabio has negotiated deal structure and remuneration, and he has provided financial counsel through deal completion. As National Grid exited the energy services sector, Mr. Sabio was charged with de-consolidating and divesting of the nearly thirty companies that comprised the business unit. Mr. Sabio earned an MBA in finance from St. John's University in 1988 and a BA in Psychology from Queens College in 1985.

Joseph E. Antonini
------------------

Joseph E. Antonini has served as our chairman of the board to Iron Eagle since July 2011 and has served as a director to Iron Eagle since July 2010. Mr. Antonini is the former chairman, president and CEO of Kmart Corporation. At Kmart, Mr. Antonini began as a management trainee, at the then S.S. Kresge Company in 1964 and worked his way up to Chairman of the Board of Directors of the giant retail chain in 1987. He is credited with leading Kmart into a new era by launching store renewal programs of unparalleled scope in retail history.

They included expansion of the retailer's specialty store concepts, along with introduction of the Kmart Super Center, both contributors to setting new sales and profit records. Mr. Antonini worked with Kmart until 1995. From 1995 to present, Mr. Antonini has been the chairman of the board of directors of AWG Ltd., a producer and seller of wine. In the past, Mr. Antonini has been awarded key positions that include Chairman of the National Retail Federation and the National Minority Supplier Development Council. He served on the board of directors of Polaroid Corporation from 2003-2005, Chrysler Corporation, from 1989-1995, Shell Oil Company, from 1988-1998; and NBD Bank (ultimately acquired and merged into Bank One and then JPMorgan Chase) from 1987-1989. He is also a recipient of the Horatio Alger Award. Mr. Antonini earned a Bachelor of Science degree in business administration from West Virginia University in 1964. In 1992, he was recognized by West Virginia University as its most distinguished alumni.

Gary J. Giulietti
-----------------

Gary J. Giulietti has served as a director to Iron Eagle since July 2010. Mr. Giulietti has been president of the northeast operations and a member of the executive committee of Lockton Companies, LLC, an independently owned commercial insurance brokerage firm. From 1980 to 2000, Mr. Giulietti was vice chairman, worldwide construction for Willis, a construction/surety broker, where he oversaw and managed a worldwide construction insurance practice consisting of domestic offices and 140 international offices. He also assisted in large and mid-cap construction companies in providing their insurance needs as they took their businesses public. Mr. Giulietti earned a Bachelor of Arts degree in Business and Political Science from St. Michael's College in 1973.

Compensation of Executive Officers and Directors
------------------------------------------------
The following table set forth certain information as to the compensation paid to our executive officers.

                             Summary Compensation Table

Name and                          Cash    Stock     Option     All Other
Principal Position       Year    Salary   Awards    Awards    Compensation   Total
                                  ($)      ($)       ($)          ($)         ($)
-------------------      ----  --------   ------    ------   -------------  --------
Jason M. Shapiro (1)     2010  $200,000        -         -           -      $200,000
Chief Executive Officer  2009    40,000        -         -           -        40,000
Chief Financial Officer  2008       n/a      n/a       n/a         n/a           n/a

Jed M. Sabio (2)         2010       n/a      n/a       n/a         n/a           n/a
Executive Vice President 2009       n/a      n/a       n/a         n/a           n/a
of Business Development  2008       n/a      n/a       n/a         n/a           n/a

Michael J. Bovalino      2010  $119,134  $47,099         -           -      $166,233
Chief Executive Officer  2009       n/a      n/a       n/a         n/a           n/a
(Former)                 2008       n/a      n/a       n/a         n/a           n/a

Eric J. Hoffman          2010   $87,812  $31,932         -           -      $119,744
Chief Financial Officer  2009       n/a      n/a       n/a         n/a           n/a
(Former)                 2008       n/a      n/a       n/a         n/a           n/a

Glen R. Gamble (3)       2010   $96,000        -         -           -       $96,000
Chairman & President     2009    96,000        -         -           -        96,000
(Former)                 2008    96,000        -         -           -        96,000

Robert A. Hildebrand (3) 2010   $96,000        -         -           -       $96,000
Secretary & Chief        2009    96,000        -         -      70,000 (4)   166,000
Financial Officer        2008    96,000        -         -      65,000 (4)   161,000

(1) As at March 31, 2011, an aggregate of $296,250 of accrued cash and stock compensation was owed to Jason M. Shapiro. On May 19, 2011, Mr. Shapiro agreed to convert $221,250 of such amount that had accrued through December 31, 2010 into 55,313 common shares at an effective conversion price of $4.00 per share upon completion of this offering. In addition, Mr. Shapiro agreed to waive and relinquish an additional $75,000 of such payments that accrued during the three month period ended March 31, 2011.

(2) Mr. Sabio's compensation agreements started on January 1, 2011. As at March 31, 2011 an aggregate of $151,250 of accrued cash and stock compensation was owed to Mr. Sabio. On May 19, 2011, Mr. Sabio agreed to waive and relinquish all rights to receive such payments. See below.

(3) Glen R. Gamble and Robert Hildebrand each resigned as executive officers, effective August 18, 2010. In connection with their resignations, we agreed to pay Mr. Gamble $8,000 per month and Mr. Hildebrand $8,000 per month for consulting services to be provided until such time we no longer requires their services. Messrs. Gamble and Hildebrand's salaries and common stock issuances were accrued and they have not received any cash or stock payments. As at March 31, 2011, an aggregate of $270,000 of accrued compensation was owed to such persons. On May 19, 2011, such Messrs. Gamble and Hildebrand agreed to convert $216,000 of such amount that had accrued through December 31, 2010 into 54,000 common shares at an effective conversion price of $4.00 per share upon completion of this offering.

In addition, such persons agreed to waive and relinquish an additional $54,000 of such payments that accrued during the three month period ended March 31, 2011. We have agreed, to terminate their consulting contract upon the closing of raising $10,000,000 with this offering payable at the rate of $9,000 per month to each of Gamble and Hildebrand.

(4) Mr. Hildebrand received a cash bonus of $70,000 for the year ended December 31, 2009 and a cash bonus of $65,000 for the year ended
December 31, 2008.

Michael Bovalino was hired as our chief executive officer in April 26, 2010 and resigned effective November 23, 2010. Mr. Bovalino has earned a total of compensation of $166,233 comprising $119,134 in cash and $47,099 in equity. Mr. Bovalino's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Eric Hoffman was hired as our chief financial officer in May 4, 2010 and resigned effective November 23, 2010. Mr. Hoffman has earned a total of compensation of $119,743 comprising $87,812 in cash and $31,932 in equity. Mr. Hoffman's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Director Compensation for 2010
------------------------------
                                  Stock   Option  All Other
   Name          Year    Cash     Awards  Awards Compensation   Total
---------------  ----  -------   -------  ------  ----------   -------
Joseph Antonini  2010  $23,014   $73,014      -            -   $96,028
Chairman and     2009      n/a       n/a    n/a          n/a       n/a
 Director        2008      n/a       n/a    n/a          n/a       n/a

Gary Giulietti   2010  $33,014   $83,014    n/a          n/a       n/a
Director         2009      n/a       n/a    n/a          n/a       n/a
                 2008      n/a       n/a    n/a          n/a       n/a

         CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement and the documents to which we refer you in this information statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, estimates, forecasts and projections about our company and our industry. These forward-looking statements reflect our current views about future events and can be identified by terms such as "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "should," "project," "plan" and similar expressions, although not all forward-looking statements contain such identifying words. You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results of performance expressed or implied by forward-looking statements.

Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including but not limited to, for example:
   - our ability to identify, pursue and enter into strategic transactions, while continuing to operate our business;
   - our ability to refinance, replace or restructure our current indebtedness and to comply with the financial covenants and other terms and conditions contained in the agreements governing our indebtedness or any replacement indebtedness;
   - our ability to operate profitably and manage the growth of our business;
   - our ability to introduce new products and services and maintain products and service quality;
   - our ability to implement our business plan in difficult economic conditions and to adapt to changes in economic, political, business or industry conditions;
   - our ability to find additional financing necessary to support our operations and/or strategic objectives while also maintaining our focus on operating and developing our business;
   - our ability to retain, replace and hire experienced senior management;
   - our relationships with our customers, key industry relationships and other third parties on which we rely;
   -  competition in the industries in which we compete;
   -  our ability to protect our intellectual property rights;
   - restrictions on our operations contained in our loan and security agreement or agreement for any replacement indebtedness; and
   - our ability to improve our internal controls over financial reporting.

We caution you against placing undue reliance on forward-looking statements, which are based on information currently available to us as of the date of this information statement. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. We advise you refer to Iron Eagle's most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission.

                       ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Our annual reports filed on Form 10-K, quarterly reports filed on Form 10-Q, and current reports filed on Form 8-K are currently on file with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

                     INCORPORATION BY REFERENCE

The SEC allows Iron Eagle to incorporate by reference information into this Information Statement. This means that Iron Eagle can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Information Statement. Any statement contained in a document that is incorporated by reference into this Information Statement is automatically updated and superseded if information contained in this Information Statement, or information that Iron Eagle later files with the SEC, modifies or replaces the information. Iron Eagle is incorporating by reference the following items in documents filed by Iron Eagle with the SEC:

      Annual Report on Form 10-K for the year ended December 31, 2010 Quarterly Report on Form 10-Q for the quarter ended March 31,
        2011
      Current Report on Form 8-K, as filed with the SEC on May 12,
        2011 and amended on May 12, 2011

Iron Eagle will provide to each person, including any beneficial owner of common stock, to whom this Information Statement is delivered, a free copy of any or all of the information that has been incorporated by reference into this Information Statement but not delivered with this Information Statement. Please direct your written request to:
Iron Eagle Group, Inc., 61 West 62nd Street, Suite 23F, New York, NY 10023, 888-481-4445. A copy of the annual report on Form 10-K for the year ended December 31, 2010 is also available on the SEC's Internet site at http://www.sec.gov.